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                                                                   Exhibit 23(c)

November 2, 2000

Board of Directors and Stockholders
Aon Corporation

  We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Aon Corporation for the registration of 3,864,824 shares of its common stock of our reports dated May 10, 2000 and August 10, 2000 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

                                          /s/ Ernst & Young LLP